UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2022

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 E Wilmington Ave., Suite 200
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)
(801) 701-7180
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, the Board of Directors (the “Board”) of Traeger, Inc. (the “Company”) approved a letter agreement between the Company and Jeremy Andrus, the Company’s Chief Executive Officer (the “Letter Agreement”) intended to facilitate a personal tax planning initiative.

The Letter Agreement provides for the accelerated vesting of 2,027,456 unvested time-based restricted stock units (the “RSUs”) and 518,864 earned but unvested performance-based restricted stock units (the “PSUs”) held by Mr. Andrus, and requires Mr. Andrus to pay the withholding tax associated with the acceleration of the awards by cash or check, rather than by selling vested shares to cover the tax obligation.

In addition, the Letter Agreement imposes certain clawback rights intended to maintain the retention incentives of the RSUs and PSUs by mirroring their former vesting schedule. If Mr. Andrus experiences a termination of service, other than due to a qualifying termination (as defined in the award agreements), prior to an original vesting date of an RSU or PSU, Mr. Andrus will forfeit and return to the Company that number of shares of the Company’s common stock that would not otherwise have vested pursuant to the terms of the original award agreements or, if he has disposed of or transferred such shares, he will deliver to the Company the corresponding value of those shares plus any gain realized in connection with such sale or other transfer.

Except as described above, the terms of the original award agreements remain in full force and effect. The RSUs and PSUs remain subject to the restrictions on transferability set forth in the original award agreements, including the post-vesting transfer restrictions set forth therein.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: September 2, 2022	By:	/s/ Dominic Blosil
Dominic Blosil
Chief Financial Officer